EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42484, 333-69720, 333-100702 and 333-101160) and Form S-3 (File No. 333-101658) of Southwestern Energy Company, of our report dated February 5, 2003 relating to the financial statements of Southwestern Energy Company, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 14, 2003